EXHIBIT 99.2

                       FORM OF OPTION ASSUMPTION AGREEMENT

                                 ABOUT.COM, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                                    [TARGET]
                              __________ STOCK PLAN

Optionee: <<First_Name>> <<Last_Name>>,

            STOCK OPTION ASSUMPTION AGREEMENT effective as of the ______ day of _______________, _______ by About.com, Inc., a __________ corporation
("About.com").

            WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of [Target], a __________ corporation ("[Target]"), which were granted to Optionee under the [Target] __________ Stock Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

            WHEREAS, [Target] has been acquired by About.com through the merger of [Target] with and into About.com (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between About.com and [Target] (the "Merger Agreement").

            WHEREAS, the provisions of the Merger Agreement require About.com to assume all obligations of [Target] under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

            WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is ______________ shares of About.com common stock ("About.com Stock") for each outstanding share of [Target] common stock ("[Target] Stock").

            WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by About.com in connection with the Merger.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. The number of shares of [Target] Stock subject to the options held by Optionee immediately prior to the Effective Time (the "[Target] Options") and the exercise price payable per share are set forth below. About.com hereby assumes, as of the Effective Time, all the duties and obligations of [Target] under each of the [Target] Options. In connection with such assumption, the number of shares of About.com Stock purchasable under each [Target] Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of About.com Stock subject to each [Target] Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of About.com Stock under the assumed [Target] Option shall also be as indicated for that option below.

---------------------------------------------------------------------------------------
         [TARGET] STOCK OPTIONS               ABOUT.COM ASSUMED OPTIONS
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
    # of Shares of      Exercise Price     # of Shares of       Adjusted
   [Target] Common        per Share       About.com Common   Exercise Price
        Stock                                  Stock            per Share
---------------------------------------------------------------------------------------
<<[Target]_Shares>>   $<<[Target]_Price>>   <<About.com_Shares>>   $<<About.com_Price>>
---------------------------------------------------------------------------------------

            2. The intent of the foregoing adjustments to each assumed [Target] Option is to assure that the spread between the aggregate fair market value of the shares of About.com Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the [Target] Stock subject to the [Target] Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the [Target] Option immediately prior to the Merger.

            3. The following provisions shall govern each [Target] Option hereby assumed by About.com:

                        (a) Unless the context otherwise requires, all
            references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean About.com, (ii) to "Share" shall mean share of About.com Stock, (iii) to the "Board" shall mean the Board of Directors of About.com and (iv) to the "Committee" shall mean the Compensation Committee of the About.com Board of Directors.

                        (b) The grant date and the expiration date of each
            assumed [Target] Option and all other provisions which govern either the exercise or the termination of the assumed [Target] Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase About.com Stock.

                        (c) Your options assumed by About.com which were
            originally designated on your Notice of Grant as Incentive Options shall remain Incentive Stock Options to the maximum extent allowed by law.

                        (d) Pursuant to the terms of the Option Agreement, none
            of your options assumed by About.com in connection with the transaction will vest and become exercisable on an accelerated basis upon the consummation of the

            Merger. Each [Target] Option shall be assumed by About.com as of the Effective Time. Each such assumed [Target] Option shall thereafter continue to vest for any remaining unvested shares of About.com Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                        (e) For purposes of applying any and all provisions of
            the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of [Target], Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to About.com or any present or future About.com subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed [Target] Options upon Optionee's cessation of service as an employee or a consultant of [Target] shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with About.com and its subsidiaries, and each assumed [Target] Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a three (3) month period, following such cessation of service as an employee or a consultant of About.com and its subsidiaries.

                        (f) The adjusted exercise price payable for the
            About.com Stock subject to each assumed [Target] Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of About.com Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as [Target] Stock prior to the Merger shall be taken into account.

                        (g) In order to exercise each assumed [Target] Option,
            Optionee must deliver to About.com a written notice of exercise in which the number of shares of About.com Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of About.com Stock and should be delivered to About.com at the following address:

                              About.com, Inc.

                              _________________________

                              _________________________

                              Attention: Stock Administration

            4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

            IN WITNESS WHEREOF, About.com, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the _______ day of ______________, 2000.

                                    ABOUT.COM, INC.



                                    By:
                                          _____________________________
                                          Corporate Secretary


                                 ACKNOWLEDGMENT

            The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her [Target] Options hereby assumed by About.com are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                   _____________________________________________
                                   <<First_Name>> <<Last_Name>>, OPTIONEE


DATED: __________________, ________